EXHIBIT 99.1

GOEDEKER TELEVISION COMPANY

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

AND

FINANCIAL STATEMENTS

For the Years Ended

December 31, 2018 and 2017

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Goedeker Television Company:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Goedeker Television Company (“the Company”) as of December 31, 2018 and 2017, the related statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2019.

Salt Lake City, UT

June 19, 2019

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Goedeker Television Co.

Balance Sheets

December 31, 2018 and 2017

	2018	2017
ASSETS
Current assets:
Cash	$1,525,693	$1,797,419
Receivables, net	2,635,932	2,907,708
Deposits with vendors	2,212,181	2,095,900
Merchandise inventory	3,111,594	3,709,575
Due from officers	50,634	50,634
Other assets	6,784	16,500
Total current assets	9,542,818	10,577,736
Property and equipment, net	216,286	255,925
Total assets	$9,759,104	$10,833,661

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable, net	$2,360,562	$2,879,670
Customer deposits	3,500,268	5,211,677
Payroll related liabilities	153,767	189,584
Accrued expenses and other liabilities	345,830	445,631
Total current liabilities	6,360,427	8,726,562

Stockholders’ equity
Common stock, no par value, 30,000 shares authorized, 7,000 shares issued and outstanding	7,000	7,000
Additional paid-in capital	707,049	707,049
Retained earnings	2,684,628	1,393,050
Total stockholders’ equity	3,398,677	2,107,099

Total liabilities and stockholders’ equity	$9,759,104	$10,833,661

The accompanying notes are an integral part of these financial statements

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Goedeker Television Co.

Statements of Income

For the Years Ended

December 31, 2018 and 2017

	2018	2017
Net sales	$56,307,960	$58,555,495
Cost of goods sold	45,409,884	49,104,277
Gross profit	10,898,076	9,451,218

Operating expenses:
Personnel	3,627,883	3,705,336
Advertising	2,640,958	2,197,518
Bank and credit card fees	1,369,557	1,490,641
Other operating expenses	1,370,286	1,220,279
Total operating expenses	9,008,684	8,613,774

Income from operations	1,889,392	837,444

Other income (expense)
Other income	116,135	77,938
Interest expense	(149)	-
Total other income (expense)	115,986	77,938

Net income	$2,005,378	$915,382

Earnings per share – basic and diluted	$286.48	$130.77

Weighted average number of shares outstanding – basic and diluted	7,000	7,000

The accompanying notes are an integral part of these financial statements

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Goedeker Television Co.

Statement of Stockholders’ Equity

For the Years Ended

December 31, 2018 and 2017

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance January 1, 2017	7,000	$7,000	$707,049	$1,458,664	$2,172,713
Net income for the year ended December 31, 2017	-	-	-	915,382	915,382
Distributions to stockholders	-	-	-	(980,996)	(980,996)
Balance December 31, 2017	7,000	7,000	707,049	1,393,050	2,107,099
Net income for the year ended December 31, 2018	-	-	-	2,005,378	2,005,378
Distributions to stockholders	-	-	-	(713,800)	(713,800)
Balance December 31, 2018	7,000	$7,000	$707,049	$2,684,628	$3,398,677

The accompanying notes are an integral part of these financial statements

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Goedeker Television Co.

Statements of Cash Flows

For the Years Ended

December 31, 2018 and 2017

	2018	2017
Cash flows from operating activities
Net income	$2,005,378	$915,382
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	39,639	42,858
Changes in operating assets and liabilities
Receivables	271,776	(957,292)
Deposits with vendors	(116,281)	(262,832)
Inventory	597,981	(1,247,732)
Other assets	9,716	43,524
Accounts payable	(519,108)	44,185
Customer deposits	(1,711,409)	1,665,405
Payroll related liabilities	(35,817)	(7,611)
Accrued expenses and other liabilities	(99,801)	39,380
Net cash provided by operating activities	442,074	275,267

Cash flows from financing activities
Distributions to stockholders	(713,800)	(980,996)
Cash used in financing activities	(713,800)	(980,996)

Net change in cash	(271,726)	(705,734)
Cash beginning of period	1,797,419	2,503,153
Cash end of period	$1,525,693	$1,797,419

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$-	$-

The accompanying notes are an integral part of these financial statements

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Goedeker Television Co.

Notes to Financial Statements

For the Years Ended December 31, 2018 and 2017

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS

Goedeker Television Co. (the “Company”) was formed under the laws of the State of Missouri in 1951 and is an independent retailer of major appliances, as well as furniture, housewares, plumbing products, and lighting. Its single showroom location is in St. Louis, Missouri. Since 2008, it has also sold its products through its website.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and GAAP. The Company has adopted a calendar year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” This ASU is based on the principle that revenue is recognized to depict the transfer of goods to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company collects the full sales price from the customer at the time the order is placed. The Company does not incur incremental costs obtaining purchase orders from customers, however, if the Company did, because all the Company’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

The revenue that the Company recognizes arises from orders the Company receives from customers. The Company’s performance obligations under the customer orders correspond to each sale of merchandise that the Company makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, the Company’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of shipment. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue. Revenue from the sale of long-term service warranties are recognized net of costs to sell the contracts to the third-party warranty service company.

Transaction Price: The Company agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In the Company’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax the Company collects concurrently with revenue-producing activities are excluded from revenue.

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If the Company continued to apply legacy revenue recognition guidance for the year ended December 31, 2018, revenues, gross margin, and net loss would not have changed.

Cost of revenue includes the cost of purchased merchandise plus the cost of delivering merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors.

Substantially all the Company’s sales are to individual retail consumers.

Disaggregated Revenue ‒ The Company disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

The Company’s revenue by sales type is as follows:

	For the Years Ended December 31,
	2018	2017
Appliance sales	$42,871,864	$43,134,923
Furniture sales	10,813,453	12,605,779
Other sales	2,622,643	2,814,793
Total revenue	$56,307,960	$58,555,495

Performance Obligations – Our performance obligations include delivery of products and, in some instances, performance of services such as installation. Revenue for the sale of merchandise is recognized upon shipment to the customer; or in some instances, upon delivery and installation of the product which typically occur simultaneously.

Receivables

Receivables consist of credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom the Company purchases products. Rebates receivable are stated at the amount that management expects to collect from manufacturers, net of accounts payable amounts due the vendor. Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on the Company’s assessment of the credit history with its manufacturers, it has concluded that there should be no allowance for uncollectible accounts. The Company historically collects substantially all its outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

Inventory

Inventory consists of finished product acquired for resale and is valued at the lower-of-cost-or-market with cost determined on an average item basis. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. Reserves for slow-moving and potentially obsolete inventories was $-0- and $-0- as of December 31, 2018 and 2017, respectively.

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles and office equipment is calculated using the straight-line method over the estimated useful lives as follows:

Asset	Years
Equipment	10
Office equipment	7
Vehicles	7

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

The Company is a Subchapter S Corporation and income taxes are the responsibility of the Company’s stockholders.

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Basic and Diluted Income Per Share

Basic income per share is calculated by dividing the net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of December 31, 2018 and 2017.

Recent Accounting Pronouncements

Recently Adopted

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers,” as a new Topic, ASC Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

•	ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

•	ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations,” which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

•	ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

•	ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients,” which clarifies the implementation guidance in a number of other areas.

The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. ASU 2014-09 and ASU 2016-12 are effective for annual reporting periods beginning after December 15, 2017. The Company adopted ASC 606 using the modified retrospective method for annual and interim reporting periods beginning January 1, 2018. The Company has aggregated and reviewed its contracts that are within the scope of ASC 606. Based on its evaluation, the Company does not anticipate the adoption of ASC 606 will have a material impact on its balance sheet or related consolidated statements of earnings, equity or cash flows. Accordingly, the Company will continue to recognize revenue at the time services are delivered and parts and equipment are sold.

NOTE 3 — RECEIVABLES

At December 31, 2018 and 2017, receivables consisted of the following:

	2018	2017
Credit card payments in process of settlement	$629,498	$946,179
Vendor rebates receivable	2,004,206	1,961,529
Other	2,228	-
Total receivables	$2,635,932	$2,907,708

NOTE 4 — MERCHANDISE INVENTORY

At December 31, 2018 and 2017, the inventory balances are composed of:

	2018	2017
Appliances	$2,656,386	$3,264,637
Furniture	327,458	331,033
Other	127,750	113,905
Total merchandise inventory	$3,111,594	$3,709,575

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NOTE 5 — DEPOSITS WITH VENDORS

Deposits with vendors represent cash on deposit with one vendor arising from accumulated rebates paid by the vendor. The deposits are used by the vendor to seek to secure the Company’s purchases. The deposit can be withdrawn at any time up to the amount of the Company’s credit line with the vendor. Alternatively, the Company could secure their credit line with a floor plan line from a lender and withdraw all its deposits. The Company has elected to leave the deposits with the vendor on which it earns interest income.

NOTE 6 — PROPERTY AND EQUPMENT

As of December 31, 2018 and 2017, property and equipment consisted of the following:

	2018	2017
Equipment	$81,242	$81,242
Warehouse equipment	111,787	111,787
Furniture and fixtures	78,585	78,585
Transportation equipment	170,824	170,824
Leasehold improvements	249,993	249,993
Total	692,431	692,431
Accumulated depreciation	(476,145)	(436,506)
Property and equipment, net	$216,286	$255,925

Depreciation charged to operations for the years ended December 31, 2018 and 2017 amounted to $39,639 and $42,858, respectively.

NOTE 7 — CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of concentrated cash balances and rebate receivables. The Company maintains its cash balances in one financial institution located in St. Louis, Missouri. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At December 31, 2018 and 2017, the Company’s uninsured cash balances total $1,275,693 and $1,542,419, respectively.

The Company has several contracts with vendors, of which net purchases from five major vendors represented 77.5% and 76.1% of total purchases for the years ended December 31, 2018 and 2017, respectively.

NOTE 8 — ADVERTISING

The Company’s advertising costs are primarily advertisements placed in local publications, television ads, and online advertising. Advertising costs are expensed as incurred and, for the years ended December 31, 2018 and 2017, amounted to $2,640,958 and $2,197,518, respectively.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company leases buildings on a month-to-month lease from certain stockholders. Rental expense paid to related parties for office and warehouse space charged to operations for the years ended December 31, 2018 and 2017 was $480,000 in each year.

The Company has advanced amounts to certain stockholders on a revolving loan basis. The amount is due upon request. The balance receivable from stockholders as of December 31, 2018 and 2017 was $50,634, and $50,634, respectively.

NOTE 10 — SUBSEQUENT EVENTS

Subsequent events were reviewed through June 19, 2019.

On April 5, 2019, the Company and its stockholders entered into an Asset Purchase Agreement (the “APA”) with 1847 Goedeker Inc., a wholly-owned subsidiary of 1847 Goedeker Holdco, Inc., which is a majority owned subsidiary of 1847 Holdings LLC. Under terms of the APA, 1847 Goedeker Inc. acquired substantially all of the Company’s assets and assumed substantially all its liabilities. The purchase price was $6.1 million paid as $1.5 million in cash, issuance of a $4.1 million subordinated note payable, and an earn out provision of $600,000 based on attainment of certain EBITDA targets. Additionally, 1847 Goedeker Inc. issued 22.5% of its common stock to the Company’s stockholders. Pending a formal valuation of the assets acquired and consideration paid, the Company allocated $5,815,000 of the excess purchase price to Goodwill.

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